EXHIBIT 23.15

March 28, 2004

PriceWaterhouseCoopers

Tel - Aviv

Dear Sirs,

Re :Consent Of Independent Public Accountant

As independent public accountant of Shmay Bar (T.H) 1993 Ltd., we hereby consent to the incorporation of our report of that company’s 2002 financial statements included in this Form 10K, into the company’s previously field Registration Statement File No. 333-61895, and No. 333-55970.

KOST FORER GABBAY & KASIERER
A Member of Ernst & Young International